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                                 EXHIBIT 2.4

                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                    SUPERIOR NATIONAL INSURANCE GROUP, INC.
                           A CALIFORNIA CORPORATION,
                                      AND
                    SUPERIOR NATIONAL INSURANCE GROUP, INC.,
                             A DELAWARE CORPORATION



         THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is entered into as of this 8th day of April, 1997 by and between Superior National Insurance Group, Inc., a California corporation ("Merging Corporation"), and Superior National Insurance Group, Inc., a Delaware corporation ("Surviving Corporation").

         1. Merging Corporation is authorized to issue 25,000,000 shares of common stock, no par value (the "Merging Corporation Common Stock"). As of the date hereof, there are 3,446,706 shares of Merging Corporation
Common Stock outstanding.

         2. Surviving Corporation is authorized to issue 25,000,000 shares of common stock, $.01 par value (the "Surviving Corporation Common Stock"). As of the date hereof, one share of Surviving Corporation Common Stock is outstanding.

         3. Merging Corporation shall be merged with and into Surviving Corporation (the "Merger") in accordance with the California General Corporation Law and the General Corporation Law of the State of Delaware and on the terms and conditions hereinafter set forth. At the Effective Time of the Merger (as hereinafter defined), the separate existence of Merging Corporation shall cease, Surviving Corporation shall be the surviving corporation and Surviving Corporation shall succeed, without other transfer, to all the rights and property of Merging Corporation and shall be subject to all the debts and liabilities thereof in the same manner as if Surviving Corporation had itself incurred them. All rights of creditors and all liens put on the property of each corporation shall be preserved unimpaired; provided that such liens upon property of Merging Corporation shall be limited to the property affected thereby immediately prior to the Effective Time of the Merger.

         4. At the Effective Time of the Merger, each share of Merging Corporation Common Stock outstanding immediately prior to the Effective Time of the Merger (collectively, the "Shares") shall be converted into one (1) share of Surviving Corporation Common Stock.

         5. The conversion of Shares as provided in this Agreement shall occur automatically upon the Effective Time of the Merger without action by the holders thereof.

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Each holder of such Shares thereupon shall surrender his cerificate or certificates to Surviving Corporation and shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares into which his Shares theretofore represented by a certificate or certificates so surrendered shall have been converted as aforesaid.

         6. As of the Effective Time of the Merger, Surviving Corporation will assume and continue Merging Corporation's 1995 Stock Incentive Plan, (the "1995 Plan") and 1986 Non-Statutory Stock Option and 1986 Non-Statutory Stock Purchase Plan, and (i) the outstanding and unexercised portions of all options to buy Common Stock of Merging Corporation shall become options to purchase the same number of shares of Common Stock of Surviving Corporation, with no other changes in the terms and conditions of such options, including exercise prices, and, as of the Effective Time of the Merger, Surviving Corporation hereby assumes the outstanding and unexercised portions of such options and the obligations of Merging Corporation with respect thereto and (ii) the restricted shares of Common Stock of Merging Corporation granted under the 1995 Plan to which the restrictions have not lapsed shall become the same number of restricted shares of Common Stock of Surviving Corporation, with no other changes in the terms and conditions of such grants, and, as of the Effective Time of the Merger, Surviving Corporation hereby assumes the portions of such grants to which the restrictions have not lapsed and the obligations of Merging Corporation with respect thereto.

         7. As of the Effective Time of the Merger, Surviving Corporation will assume all obligations under all outstanding warrants and other rights to purchase shares of Common Stock of Merging Corporation, and the outstanding but unexercised portions of all such warrants or other rights to purchase Common Stock of Merging Corporation shall represent the right to acquire the same number of shares of Common Stock of Surviving Corporation, with no other changes in the terms and conditions of such warrants and other rights, including exercise prices.

         8. As of the Effective Time of the Merger, Surviving Corporation will assume all obligations under all outstanding voting notes of Merging Corporation, and the outstanding principal amount of such voting notes of Merging Corporation shall represent the obligation of Surviving Corporation, with no other changes in the terms and conditions of such voting notes, with all voting rights of the holders thereof in effect with respect to the Surviving Corporation.

         9. The Certificate of Incorporation and Bylaws of Surviving Corporation as in effect at the Effective Time of the Merger shall continue to be the Certificate of Incorporation and Bylaws of Surviving Corporation after consummation of the Merger.

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         10.     From time to time as and when required by Surviving
Corporation or its successors or assigns, there shall be executed and delivered on behalf of Merging Corporation such deeds and other instruments, and there shall be taken or caused to be taken such further and other actions as shall be appropriate or necessary in order to vest or perfect in or to confirm in record or otherwise in Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Merging Corporation, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Surviving Corporation are fully authorized in the name and on behalf of Merging Corporation or otherwise to take any and all such actions and to execute and deliver any and all such deeds and other instruments.

         11. Prior to the filing of this Merger Agreement with the Secretary of Sate of the State of California and with the Secretary of State of the State of Delaware, this Merger Agreement may be amended or terminated by written agreement of the boards of directors of Merging Corporation and Surviving Corporation, or by their respective officers authorized by such boards of directors, notwithstanding approval of this Merger Agreement by the shareholders of Merging Corporation. In furtherance and not in limitation of the foregoing, this Merger Agreement may be terminated by resolution of the Board of Directors of the Merging Corporation if the conditions which have made this Merger advisible no longer exist.

         12. The effective date of the Merger is the date the Certificate of Merger is duly accepted for filing by the Secretary of State of the State of California (the "Effective Time of the Merger").

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         13.     This Merger Agreement may be executed in any number of
counterparts, each of which shall be deemed to be an original.

         IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as of the date first above written.

                          MERGING CORPORATION:

                          SUPERIOR NATIONAL INSURANCE GROUP, INC.
                          a California corporation


                                  By:  /s/ William L. Gentz
                                      ----------------------------------
                                           William L. Gentz
                                           President
Attest:

/s/ Robert E. Nagle
------------------------------
Robert E. Nagle
Secretary

                          SURVIVING CORPORATION:

                          SUPERIOR NATIONAL INSURANCE GROUP, INC., a Delaware corporation



                                  By:  /s/ William L. Gentz
                                      ----------------------------------
                                           William L. Gentz
                                           President
Attest:

/s/ Robert E. Nagle
--------------------------------
Robert E. Nagle
Secretary

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